INVESTMENT ADVISORY AGREEMENT


      THIS AGREEMENT is made this 20th day of November, 2003, in Houston, Texas, by and between INVESCO Funds Group, Inc. (the "Adviser"), a Delaware corporation, and AIM Sector Funds, a Delaware statutory trust (the "Trust").

                              W I T N E S S E T H :

      WHEREAS, the Trust is a statutory trust organized under the laws of the state of Delaware; and

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and currently has eight series of shares [which are divided into six classes], which may be divided into additional series [and classes], each representing an interest in a separate portfolio of investments specific in Schedule A (each a "Fund" and, collectively, the "Funds"); and

      WHEREAS, the Trust desires that the Adviser manage its investment operations and provide certain other services, and the Adviser desires to manage said operations and to provide such other services;

      NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

      1. INVESTMENT MANAGEMENT SERVICES. The Adviser hereby agrees to manage the investment operations of the Trust's Funds, subject to the terms of this Agreement and to the supervision of the Trust's trustees (the "Trustees"). The Adviser agrees to perform, or arrange for the performance of, the following specific services for the Trust:

           (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, of the Trust's Funds, and to execute all purchases and sales of portfolio securities;

           (b) to maintain a continuous investment program for the Trust's Funds, consistent with (i) the Funds' investment policies as set forth in the Trust's Agreement and Declaration of Trust, Bylaws, and Registration Statement, as from time to time amended, under the 1940 Act, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Trust, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

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           (c)  to determine what securities are to be purchased or sold for the
                Trust's Funds, unless otherwise directed by the Trustees of the Trust, and to execute transactions accordingly;

           (d) to provide to the Trust's Funds the benefit of all of the investment analyses and research, the reviews of current economic conditions and of trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of the Adviser;

           (e) to determine what portion of the Trust's Funds should be invested in the various types of securities authorized for purchase by the Funds; and

           (f) to make recommendations as to the manner in which voting rights, rights to consent to Trust action and any other rights pertaining to the Funds' securities shall be exercised.

           With respect to execution of transactions for the Trust's Funds, the Adviser is authorized to employ such brokers or dealers as may, in the Adviser's best judgment, implement the policy of the Trust to obtain prompt and reliable execution at the most favorable price obtainable. In assigning an execution or negotiating the commission to be paid therefore, the Adviser is authorized to consider the full range and quality of a broker's services which benefit the Trust, including but not limited to research and analytical capabilities, responsibility of performance, and financial soundness and responsibility. Research services prepared and furnished by brokers through which the Adviser effects securities transactions on behalf of the Trust may be used by the Adviser in servicing all of its accounts, and not all such services may be used by the Adviser in connection with the Trust. In the selection of a broker or dealer for execution of any negotiated transaction, the Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate for such transaction, or to select any broker solely on the basis of its purported or "posted" commission rate for such transaction, provided, however, that the Adviser shall consider such "posted" commission rates, if any, together with any other information available at the time as to the level of commissions known to be charged on comparable transactions by other qualified brokerage firms, as well as all other relevant factors and circumstances, including the size of any contemporaneous market in such securities, the importance to the Trust of speed, efficiency, and confidentiality of execution, the execution capabilities required by the circumstances of the particular transactions, and the apparent knowledge or familiarity with sources from or to whom such securities may be purchased or sold. Where the commission rate reflects services, reliability and other relevant factors in addition to the cost of execution, the Adviser shall have the burden of demonstrating that such expenditures were bona fide and for the benefit of the Trust.

      2. OTHER SERVICES AND FACILITIES. The Adviser shall, in addition, supply at its own expense all supervisory and administrative services and facilities necessary in connection with the day-to-day operations of the Trust (except those associated with the preparation and

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           maintenance of certain required books and records, and recordkeeping and administrative functions relating to employee benefit and retirement plans, which services and facilities are provided under a separate Administrative Services Agreement between the Trust and the Adviser). These services shall include, but not be limited to: supplying the Trust with officers, clerical staff and other employees, if any, who are necessary in connection with the Trust's operations; furnishing office space, facilities, equipment, and supplies; providing personnel and facilities required to respond to inquiries related to shareholder accounts; conducting periodic compliance reviews of the Trust's operations; preparation and review of required documents, reports and filings by the Adviser's in-house legal and accounting staff (including the prospectus, statement of additional information, proxy statements, shareholder reports, tax returns, reports to the SEC, and other corporate documents of the Trust, except insofar as the assistance of independent accounts or attorneys is necessary or desirable; supplying basic telephone service and other utilities; and preparing and maintaining the books and records required to be prepared and maintained by the Trust pursuant to Rule 31a-1(b)(4), (5), (9), and (10) under the 1940 Act. All books and records prepared and maintained by the Adviser for the Trust under this Agreement shall be the property of the Trust and, upon request therefore, the Adviser shall surrender to the Trust such of the books and records so requested.

      3. PAYMENT OF COSTS AND EXPENSES. The Adviser shall bear the costs and expenses of all personnel, facilities, equipment and supplies reasonably necessary to provide the services required to be provided by the Adviser under this Agreement. The Trust shall pay all of the costs and expenses associated with its operations and activities, except those expressly assumed by the Adviser under this Agreement, including but not limited to:

           (a) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Trust in connection with securities transactions to which the Trust is a party or in connection with securities owned by the Trust's Funds;

           (b) the fees, charges and expenses of any independent public accountants, custodian, depository, dividend disbursing agent, dividend reinvestment agent, transfer agent, registrar, independent pricing services and legal counsel for the Trust;

           (c)  the interest on indebtedness, if any, incurred by the Trust;

           (d) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by the Trust to federal, state, county, city, or other governmental agents;

           (e) the fees and expenses involved in maintaining the registration and qualification of the Trust and of its shares under laws

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                administered by the Securities and Exchange Commission or under other applicable regulatory requirements;

           (f) the compensation and expenses of its independent Trustees, and the compensation of any employees and officers of the Trust who are not employees of the Adviser or one of its affiliated companies and compensated as such;

           (g) the costs of printing and distributing reports, notices of shareholders' meetings, proxy statements, dividend notices, prospectuses, statements of additional information and other communications to the Trust's shareholders, as well as all expenses of shareholders' meetings and Trustees' meetings;

           (h) all costs, fees or other expenses arising in connection with the organization and filing of the Trust's Agreement and Declaration of Trust, including its initial registration and qualification under the 1940 Act and under the Securities Act of 1933, as amended, the initial determination of its tax status and any rulings obtained for this purpose, the initial registration and qualification of its securities under the laws of any state and the approval of the Trust's operations by any other federal, state, or foreign authority;

           (i) the expenses of repurchasing and redeeming shares of the Trust's Funds;

           (j)  insurance premiums;

           (k) the costs of designing, printing, and issuing certificates representing shares of beneficial interest of the Trust's Funds;

           (l) extraordinary expenses, including fees and disbursements of Trust counsel, in connection with litigation by or against the Trust;

           (m) premiums for the fidelity bond maintained by the Trust pursuant to Section 17(g) of the 1940 Act and rules promulgated thereunder (except for such premiums as may be allocated to third parties, as insured thereunder);

           (n)  association and institute dues;

           (o) the expenses of distributing shares of the Trust but only if and to the extent permissible under a plan of distribution adopted by the Trust pursuant to Rule 12b-1 of the 1940 Act; and

           (p) all fees paid by the Trust for administrative, recordkeeping, and sub-accounting services under the Administrative Services Agreement between the Trust and the Adviser dated June 1, 2000.

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      4.   USE OF AFFILIATED COMPANIES. In connection with the rendering of the services required to be provided by the Adviser under this Agreement, the Adviser may, to the extent it deems appropriate and subject to compliance with the requirements of applicable laws and regulations, and upon receipt of written approval of the Trust, make use of its affiliated companies and their employees; provided that the Adviser shall supervise and remain fully responsible for all such services in accordance with and to the extent provided by this Agreement and that all costs and expenses associated with the providing of services by any such companies or employees and required by this Agreement to be borne by the Adviser shall be borne by the Adviser or its affiliated companies.

      5. COMPENSATION OF THE ADVISER. For the advisory services assumed by the Adviser under this Agreement, the Trust shall pay to the Adviser the fees set forth on Schedule B.

      6. AVOIDANCE OF INCONSISTENT POSITIONS AND COMPLIANCE WITH LAWS. In connection with purchases or sales of securities for the Trust's Funds, neither the Adviser nor its officers or employees will act as a principal or agent for any party other than the Trust's Funds or receive any commissions. The Adviser will comply with all applicable laws in acting hereunder including without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

      7. DURATION AND TERMINATION. This Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of the Trust's Funds, and unless sooner terminated as hereinafter provided, shall remain in force for an initial term ending two years from the date of execution, and from year to year thereafter, but only as long as such continuance is specifically approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Trust's Funds or by the Trustees, and (ii) by a majority of the Trustees who are not interested persons of the Adviser or the Trust by votes cast in person at a meeting called for the purpose of voting on such approval.

           This Agreement may, on 60 days' prior written notice, be terminated without the payment of any penalty, by the Trustees, or by the vote of a majority of the outstanding voting securities of the Trust's Funds, as the case may be, or by the Adviser. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of
           Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms and provisions of said order. In interpreting the provisions of this paragraph 7, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act (particularly the definitions of "interested person," "assignment," and "vote of a majority of the outstanding voting securities") shall be applied.

           The Adviser agrees to furnish to the Trustees such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

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           Termination of this Agreement shall not affect the right of the
           Adviser to receive payments on any unpaid balance of the compensation described in paragraph 5 earned prior to such termination.

      8. NON-EXCLUSIVE SERVICES. The Adviser shall, during the term of this Agreement, be entitled to render investment advisory services to others, including, without limitation, other investment companies with similar objectives to those of the Trust's Funds. The Adviser may, when it deems such to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Trust's Funds in order to obtain best execution and lower brokerage commissions. In such event, the Adviser shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Trust's Funds and the Adviser's other customers.

      9.   MISCELLANEOUS PROVISIONS.

           NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

           AMENDMENTS HEREOF. No provision of this Agreement may be orally changed or discharged, but may only be modified by an instrument in writing signed by the Trust and the Adviser. In addition, no amendment to this Agreement shall be effective unless approved by (i) the vote of a majority of the Trustees, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment, and (ii) the vote of a majority of the outstanding voting securities of any of the Trust's Funds as to which such amendment is applicable (other than an amendment which can be effective without shareholder approval under applicable law).

           SEVERABILITY. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

           HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

           APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

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      IN WITNESS WHEREOF, the Adviser and the Trust each has caused this
Agreement to be duly executed on its behalf by an officer thereunto duly authorized, on the date first above written.


                                         AIM SECTOR FUNDS


ATTEST:
                                         By:
                                              --------------------
                                              Robert H. Graham
                                              President
-------------------
Kevin M. Carome
Secretary


                                         INVESCO FUNDS GROUP, INC.


ATTEST:
                                         By:
                                              -------------------------
                                              Raymond R. Cunningham
                                              President
-----------------
Glen A. Payne
Secretary

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                               INVESTMENT ADVISORY
                                   SCHEDULE A


REGISTERED
INVESTMENT

     COMPANY                   FUNDS                            EFFECTIVE DATE

AIM Sector Funds
                     INVESCO Energy Fund                       November 20, 2003

                     INVESCO Financial Services Fund           November 20, 2003

                     INVESCO Gold & Precious Metals Fund       November 20, 2003

                     INVESCO Health Sciences Fund              November 20, 2003

                     INVESCO Leisure Fund                      November 20, 2003

                     INVESCO Technology Fund                   November 20, 2003

                     INVESCO Telecommunications Fund           November 20, 2003

                     INVESCO Utilities Fund                    November 20, 2003

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                               INVESTMENT ADVISORY
                                   SCHEDULE B


For the services to be rendered and the charges and expenses to be assumed by the Adviser hereunder, the Trust shall pay to the Adviser an advisory fee which will be computed on a daily basis and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of each Fund, as determined by valuations made in accordance with the Fund's procedures for calculating its net asset value as described in each Fund's Prospectus and/or Statement of Additional Information. On an annual basis, the advisory fee applicable to each Fund shall be computed at the following annual rates:

                               INVESCO Energy Fund
                         INVESCO Financial Services Fund
                       INVESCO Gold & Precious Metals Fund
                          INVESCO Health Sciences Fund
                              INVESCO Leisure Fund
                             INVESCO Technology Fund
                             INVESCO Utilities Fund

      0.75% of the first $350 million of each Fund's average net assets; 0.65% of the next $350 million of each Fund's average net assets; 0.55% of each Fund's average net assets from $700 million;
      0.45% of each Fund's average net assets from $2 billion;
      0.40% of each Fund's average net assets from $4 billion;
      0.375% of each Fund's average net assets from $6 billion; and 0.35% of each Fund's average net assets over $8 billion.

                         INVESCO Telecommunications Fund

      0.65% on the first $500 million of the Fund's average net assets; 0.55% on the next $500 million of the Fund's average net assets; 0.45% of the Fund's average net assets from $1 billion;
      0.40% of the Fund's average net assets from $4 billion;
      0.375% of the Fund's average net assets from $6 billion; and 0.35% of the Fund's average net assets from $8 billion.

No such fee shall be paid to the Adviser with respect to any assets of the Funds which may be invested in any other investment company for which the Adviser serves as investment adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month.

Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of this section and shall be borne by the Funds in any event. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and shall not be deemed to be expenses for purposes of this section.

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